UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

MID-SOUTHERN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	001-38491	82-4821705
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Water Street	47167
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (812) 883-2639

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     Appointment of New Directors

On January 28, 2019, Mid-Southern Bancorp, Inc. (the "Company") and its financial institution subsidiary, Mid-Southern Savings Bank, FSB (the "Bank"), announced that their Boards of Directors had appointed Mr. Eric A. Koch to their respective Boards of Directors effective January 23, 2019.  The appointment of Mr. Koch as a Director of the Company and the Bank was at the recommendation of each Board's nominating committee.  Mr. Koch was appointed to serve on the Company's Audit Committee, Corporate Governance and Nominating Committee, Personnel Committee and Compensation Committee.  Mr. Koch, a resident of Bedford, is an attorney in private practice with Koch & McAuley P.C., with offices in Bedford and Bloomington, and is president of Indiana Title Insurance Co. For further information concerning Mr. Koch's background, reference is made to the press release dated January 28, 2019, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Mr. Koch and any director or other executive officer of the Company and the Bank and Mr. Koch was not appointed as a director pursuant to any arrangement or understanding with any person.  Mr. Koch has not engaged in any transaction with the Company and the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1 Press Release of Mid-Southern Bancorp, Inc. dated January 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-SOUTHERN BANCORP, INC.

Date: January 28, 2019	/s/Alexander G. Babey
Alexander G. Babey
President and Chief Executive Officer